Exhibit 23.1a

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Capitol Bancorp Ltd.
Lansing, Michigan

We hereby consent to the use in the Prospectus constituting a part of Amendment No. 2 to the Registration Statement on Form S-4 of Capitol Bancorp Ltd. of our report dated January 31, 2000 relating to the consolidated financial statements of Capitol Bancorp Ltd. which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
December 14, 2000